Exhibit 10.2

OPTION cancellation AGREEMENT

THIS OPTION CANCELLATION AGREEMENT (this “Agreement”) is made as of July 22, 2016, by and between Shevach Saraf (the “Option Holder”) and Solitron Devices, Inc. (the “Company”).

W I T N E S S E T H:

WHEREAS, the Company granted to the Option Holder options to acquire the Company’s common stock, (“Options”), pursuant to one or more stock option award agreements (each, an “Option Agreement” and collectively, the “Option Agreements”); and

WHEREAS, the Option Holder is retiring from employment with the Company; and

WHEREAS, in connection with the Option Holder’s retirement, the Company wishes to dispose of all rights that the Option Holder may have to obtain equity interests in the Company, including the Options; and

WHEREAS, in consideration for the disposal of the Options, the Company shall pay the Option Holder, in accordance with the terms of the Separation and General Release Agreement by and between the Company and the Option Holder dated July 22, 2016 (“Separation Agreement”), the Option Payment (as such term is defined in Section 2(a)(i) of the Separation Agreement), subject to all applicable statutory payroll withholdings and deductions.

NOW, THEREFORE, in consideration of the premises and covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Option Holder and the Company hereby agree as follows:

1.       Options. The Option Holder acknowledges and agrees that the Option Holder owns the Options free and clear of all pledges, security interests, liens, claims, encumbrances, agreements, rights of first refusal and options of any kind whatsoever, other than such restrictions arising under the Securities Act of 1933, as amended or state securities laws.

2.       Termination and Cancellation. The Option Holder hereby acknowledges and agrees to the termination of the Option Agreements and cancellation of all of the Options as of the Effective Date (as such term is defined in Section 25 of the Separation Agreement) and further acknowledges and agrees that such Options hereby will be null and void as of the Effective Date; provided, however, that, prior to the Effective Date, the Options will remain in effect (subject to the provisions hereof and the Separation Agreement) to the extent they would otherwise remain in effect pursuant to their existing terms.

3.       Payment. On the Effective Date, Option Holder shall be paid the Option Payment (subject to all applicable statutory payroll withholdings and deductions), in accordance with the terms of the Separation Agreement and the Escrow Agreement related thereto.

4.       Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the Option Holder or the Company or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

5.       Entire Agreement. This Agreement and the Separation Agreement and the documents referenced therein and herein contain the entire agreement of the parties hereto relating to the subject matter hereof and supersede all prior agreements and understandings between the parties with respect to the subject matter hereof, and there are no written or oral terms or representations made by either party other than those made herein.

6.       Amendment. No amendment or modification of this Agreement shall be valid or binding unless made in writing and duly executed by the party against whom enforcement of any such amendment or modification is sought and making specific references to this Agreement.

7.       Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by the laws of the State of Florida, without regard to its conflicts of laws principles.

8.       Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

9.       Taxation. The Option Holder shall be solely responsible for any personal tax consequences arising from this Agreement and the holding and cancellation of the Options.

IN WITNESS WHEREOF, the Company and the Option Holder have each executed this Agreement as of the date and year first above written.

SOLITRON DEVICES, INC.:

By:	/s/ Dwight P. Aubrey
Dwight P. Aubrey
Chairman, Compensation Committee

SHEVACH SARAF:

By:	/s/ Shevach Saraf
Shevach Saraf

3